Dear CKF Bancorp, Inc. Shareholder: In connection with the Merger of CKF Bancorp, Inc. (“CKF”) with and into Kentucky First Federal Bancorp (“Kentucky First”) you are entitled to elect to receive either shares of Kentucky First common stock or cash, or a combination of both, in exchange for your shares of CKF common stock. For each share of CKF common stock that you hold, you are entitled, subject to the proration provisions in the Merger Agreement, to receive either: a number of shares of Kentucky First common Agreement, the Exchange Ratio will be 1.0556 if above $9.00. If the Kentucky First Price is at If the Kentucky First Price is below $9.00 but $9.50 divided by a number equal to the Kentucky Kentucky First Price means the average of the sales price, rounded up to the nearest cent) of Kentucky First Federal Bancorp common stock, as reported on the NASDAQ Global Market, for the ten latest trading days preceding the date that is four business days before the closing of the merger. A trading day means any day Kentucky First Federal Bancorp common stock are traded, as reported on the NASDAQ Global Market; $9.50 in cash; or a combination of the cash consideration for 40% of the shares held. Please note what you actually receive may be different CKF and Kentucky First limits the aggregate stock of the total number of CKF common stock issued and shares. Therefore, all allocations of cash and Kentucky First common stock that you will receive will depend on the elections of other CKF shareholders. In order to make a valid election as to what you prefer to receive for your CKF common stock, you must complete and sign the enclosed Election Form/Letter of along with your CKF stock certificate(s). In certain limited circumstances you must also return a properly completed Notice of Guaranteed Delivery. To prevent should also complete and return The the required enclosed documents must be returned to Illinois Stock Transfer Company/IST Shareholder Services, the Exchange Agent for the Merger, so that they are received by the Exchange Agent no later than 5:00 p.m. Central Time on ______ __, 2012. If your shares are held by a bank or in a brokerage account, please contact your bank or broker for information about how to make your election. If you do not make a valid election by the election deadline, your CKF shares will be exchanged pursuant to proration and adjustment procedures set forth in Statement/Prospectus, dated __________ __, 2012, a. The Merger is expected to occur in the third quarter obtaining shareholder and regulatory approvals. to you following completion of the Merger. Please able to transfer or otherwise have access to your CKF common stock.

We encourage you to read the enclosed documents, read carefully the Proxy Statement/Prospectus. You First common stock (NASDAQ Global Market: KFFB) from a newspaper, on the Internet, or by calling your broker. If after reading these documents, you are uncertain about what to do, we encourage you to consult with a financial professional to help you make your final decision. please contact the Exchange Agent at 1-800-757-5755 additional copies of the Proxy Statement/Prospectus, Sincerely, Tony D. Whitaker Chairman and Chief Executive

ELECTION FORM / LETTER OF TRANSMITTAL To Accompany Certificates Representing Common Shares of CKF BANCORP, INC. PLEASE READ INSTRUCTIONS CAREFULLY Stock Certificate Number of Shares Represented Number(s) by Stock Certificates Book Shares Total Shares **Note that the number of shares held in this account are shown at the left. 1 About You and Your CKF Bancorp, Inc. Common Shares — See Instruction 2 This Election Form/Letter of Transmittal is sent to you in connection with the proposed merger (the “Merger”) of CKF Bancorp, Inc. (“CKF”) with and into Kentucky First Federal Bancorp (“Kentucky First”) pursuant to the Agreement of Merger dated as of November 3, 2011 (the “Merger Agreement”) by and among Kentucky First and CKF and Central Kentucky Federal Savings Bank. Please return your Election Form/Letter of Transmittal, together with the certificate(s) representing your CKF common shares, to Illinois Stock Transfer Company/IST Shareholder Services (“IST”), the Exchange Agent, by mail, overnight courier or hand delivery to the address below: Illinois Stock Transfer Company/IST Shareholder Services 209 W. Jackson Boulevard, Suite 903 Chicago, IL 60606 Please read carefully the accompanying Instructions before completing this Election Form/Letter of Transmittal. The Instructions contain important information about this Election Form/Letter of Transmittal and how to submit your certificates representing CKF common shares. If you hold your CKF common shares through a broker, dealer or nominee, you will receive additional instructions from them. To make a valid election, your materials must be received by the Exchange Agent not later than 5:00 p.m., Central Time, on ______ __, 2012 (the “Election Deadline”). If you have questions regarding this Election Form/Letter of Transmittal, please contact the Exchange Agent at 1-800-757-5755 or 1-312-427-2953 between 9:00 a.m. and 5:00 p.m., Central Time, Monday through Friday. I cannot find one (1) or more of my stock certificate(s). I am listing above and delivering any certificates I do have in my possession to you. Please forward to me the Replacement Fee paperwork. I understand there is a charge of 2% of the market value for the Replacement Fee (minimum $10.00 insurance premium charge) plus a $35.00 processing fee by Illinois Stock Transfer Company/IST Shareholder Services for the missing certificates. (These rates are subject to change since this printing.)

2 Election Choices — See Instruction 3 Election Choices (select only one): ¨ 1 All Cash Election. Mark this box to elect to receive only cash, in the amount of $9.50 for each CKF common share, for all CKF common shares owned. ¨ 2 All Stock Election. Mark this box to elect to receive only Kentucky First common shares, at the Exchange Ratio for all CKF common shares owned. Under the Merger Agreement, the Exchange Ratio will be 1.0556 if the “Kentucky First Price,” as defined below, is at or above $9.00. If the Kentucky First Price is at or below $7.50, then the Exchange Ratio will be 1.2667. If the Kentucky First Price is below $9.00 but above $7.50, then the Exchange Ratio will be equal to $9.50 divided by a number equal to the Kentucky First Price (rounded to the nearest ten-thousandth). Kentucky First Price means the average of the average daily sales price (the average of the high and low sales price, rounded up to the nearest cent) of Kentucky First Federal Bancorp common stock, as reported on the NASDAQ Global Market, for the ten latest trading days preceding the date that is four business days before the closing of the merger. A trading day means any day on which at least 100 shares of Kentucky First Federal Bancorp common stock are traded, as reported on the NASDAQ Global Market; ¨ 3 Mixed Cash/Stock Election. Mark this box to elect to receive a combination of the cash consideration for 40% of the shares held and the stock consideration for 60% of the shares held for each CKF common share). ¨ 4 No Election. I/we make no election. I/we, the undersigned, acknowledge and understand that by making no election, the form of consideration that I/we will receive as a result of the Merger will be determined by Kentucky First or, at Kentucky First’s direction, the Exchange Agent in accordance with the terms of the Merger Agreement. IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED “NO ELECTION” SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES, WHICH ARE SET FORTH IN THE MERGER AGREEMENT. 3 Certification and Required Signatures — See Instruction 8 I/we, the unders igned, surrender to you for exchange the certificate(s) representing CKF common shares identified in the box above Section 1 I/we agree, upon request, to execute and deliver any additional documents which Kentucky First or the Exchange Agent tells me/us are necessary or desirable to complete the exchange of my/our CKF common shares. I/we understand and acknowledge that delivery will be effected, and risk of loss and title to my/our certificate(s) for CKF common shares will pass, only upon proper delivery of those certificates to you, as Exchange Agent. I/we certify that I/we have reviewed the accompanying Instructions and have complied with all requirements stated therein. I/we acknowledge that any election made in Section 2 above in connection with the Merger may be subject to allocation and proration, as provided in the Merger Agreement and as described in the Proxy Statement/Prospectus. Therefore, I/we acknowledge that I/we may receive a different form of consideration than I/we elected as a result of su ch allocation and proration.I/we hereby authorize the Exchange Agent to rely upon all representations, certifications and instructions accompanying this Election Form/Letter of Transmittal. Required Signatures — all shareholders must sign below. X X Signature of Shareholder Date Signature of Shareholder (if joint account) Date Daytime Phone Number ( ) Title/Capacity, if required

4 Special Payment or Issuance Instructions — See Instruction 9 Any Kentucky First common shares and/or any check you receive in exchange for your CKF common shares in the Merger will be issued in the name(s) printed in Section 1 above unless you indicate a different name(s) below. If you indicate a different name(s), your signature(s) and a Medallion Signature Guarantee are required, and the Substitute Form W-9 attached to this Election Form/Letter of Transmittal MUST be completed by the new shareholder or payee. Please refer to Instruction 9. Name Address City State Zip X Place Medallion Signature Guarantee here X Authorized signature(s) 5 Special Delivery Instructions — See Instruction 10 Kentucky First common shares and/or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 4, if completed) unless you indicate a different mailing address below. If you indicate a different mailing address, your signature(s) and a Medallion Signature Guarantee are required. Name Address City State Zip X Place Medallion Signature Guarantee here X Authorized signature(s) SUBSTITUTE W-9 FORM PLEASE PROVIDE THE ILLINOIS STOCK TRANSFER COMPANY/IST SHAREHOLDER SERVICES WITH EITHER YOUR SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (TIN) ON THE FOLLOWING SUBSTITUTE FORM W-9 AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO DO SO WILL SUBJECT YOU TO 28%, OR THE CURRENT RATE, FEDERAL INCOME TAX WITHHOLDING FROM ANY PROCEEDS OR FUTURE CASH DISTRIBUTIONS. SUBSTITUTE FORM W-9: REQUEST FOR TAX PAYER IDENTIFICATION NUMBER AND CERTIFICATION We are required by Federal income tax law to provide information to the Internal Revenue Service ("IRS") on certain transactions. It is your obligation to provide us with a certification of your correct Taxpayer Identification Number (TIN) and certain other information. Please read the following instructions carefully. Secti on Instructions: A. Carefully check this number you supply against any documents you have such as a social security card or correspondence from the IRS. Clearly print your name. If there is more than one name below, please circle the name to whom this TIN belongs to. B. You will be subject to backup withholding unless you certify that the following statement is correct: "I am not subject to backup withholding because either I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding." C. Certain entities are exempt payees (churches, charities, etc.). Except for IRA accounts, individuals are never exempt. If this is an account that is exempt, make sure that you check the box in the lower right hand corner . After you have completed the sectio n below, sign and date the certification. Only the person whose TIN is being reported, or their legal representative, may actually sign the form. For a joint account, only the person whose name and TIN is shown should sign the form. For organizations and other entities, only a legal representative should sign below. PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER TIN IDENTIFYING NUMBER NAMES REGISTERED ON STOCK NAMES REGISTERED ON STOCK (if jointly held) Certification: Under the penalties of perjury, I certify that the information provided on this form is true, correct and complete. Check this box if you are not subject to backup withholding. ______________________________________________________________ Dated __________________ ______, 2012 Signature of taxpayer ID being certified For all accounts check this box if you are specifically an exempt payee.

INSTRUCTIONS TO ELECTION FORM/LETTER OF TRANSMITTAL To Accompany Certificates Representing Common Shares of CKF Bancorp, Inc. Please follow these instructions carefully when completing this Election Form/Letter of Transmittal. 1. Time in which to Make an Election. To be effective, a properly completed and executed Election Form/Letter of Transmittal, accompanied by the certificate(s) representing all of the holder’s CKF common shares or a Notice of Guaranteed Delivery, must be received by Illinois Stock Transfer Company/IST Shareholder Services, the Exchange Agent, not later than 5:00 p.m., Central Time, on ______ ___, 2012 (the “Election Deadline”). Each holder of CKF common shares whose Election Form/Letter of Transmittal and certificates are not timely received (or who revoke their Election Form/Letter of Transmittal) will be considered a Non-Electing Shareholder. See Instruction 7 below. 2. Description of Certificates. Insert in the box above Section 1 of the Election Form/Letter of Transmittal the certificate number(s) that you are surrendering and the number of CKF common shares represented by each certificate. If this certificate information is already provided in the box, confirm the information provided and make any necessary corrections. If the space provided in the box is insufficient, attach a separate sheet referencing the Election Form/Letter of Transmittal and listing this information. 3. Election Options. In Section 2 of the Election Form/Letter of Transmittal, indicate whether you would like to receive in exchange for your CKF common shares: (a) cash (in the amount of $9.50 for each CKF common share owned); (b) a number of shares of Kentucky First common stock equal to the Exchange Ratio Kentucky First common shares (at the exchange ratio of _____ Kentucky First common shares for each CKF common share owned); (c) a combination of the cash consideration for 40% of the shares held and the stock consideration for 60% of the shares held; or (d) “No Election.” You may select only one of these election choices. If you do not select an option or select more than one, it will be assumed that as to these shares you have no preference and the shares will be designated Non-Election Shares. See Instruction 7 below. All elections made by CKF shareholders will be subject to allocation and proration procedures set forth in the Merger Agreement and described in the Proxy Statement/Prospectus to limit the aggregate stock consideration to be paid in the Merger to the lesser of: (i) 60% of the total number of CKF common stock issued and outstanding at the completion of the Merger; or (ii) 811,375 shares. Therefore, all allocations of cash and Kentucky First common stock that you receive will depend on the elections of other CKF shareholders. As a result, there is no assurance that you will receive the form of consideration that you elect to receive. Please see “Description of the Merger – Cash, Stock or Mixed Election” beginning on page __ of the Proxy Statement/Prospectus for information regarding how the allocation and proration procedures will be applied. Kentucky First will not issue fractional shares of Kentucky First common stock, or certificates or scrip representing fractional common shares, in the Merger. Instead, Kentucky First will pay to each holder of CKF common shares who would otherwise be entitled to a fractional Kentucky First common share (after taking into account all certificates representing CKF common shares surrendered by such holder) an amount in cash, without interest, equal to the product of the fractional Kentucky First common share multiplied by the average of the average daily sales price (the average of the high and low sales price, rounded up to the nearest cent) for Kentucky First common stock, as reported on the Nasdaq Global Market for the last ten trading days (on which 100 shares of Kentucky First common stock are traded) preceding the four business days prior to the closing date of the Merger. None of Kentucky First, CKF or the Exchange Agent makes any recommendation as to whether a holder should elect to receive cash, Kentucky First common shares, or a combination of cash and Kentucky First common shares in the Merger. Each holder must make his or her own decision with respect to such election, bearing in mind the consideration received and the tax consequences of the election chosen. 4. Change or Revocation of Election. A holder of CKF common shares who has made an election may, at any time prior to the Election Deadline, (a) change the holder’s election by submitting a new Election Form/Letter of Transmittal in accordance with the procedures described herein which is received by the Exchange Agent prior to the Election Deadline or (b) revoke the holder’s election and withdraw the certificate(s) representing the holder’s CKF common shares deposited with the Exchange Agent by providing written notice that is received by the Exchange Agent by 5:00 p.m., Central Time, on the business day immediately prior to the Election Deadline.

5. Joint Forms of Election. Holders of CKF common shares who make a joint election will be considered to be a single holder of such CKF common shares. A joint Election Form/Letter of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Doe” on one certificate and “J. Doe” on another certificate) or by persons who may considered to own each other’s CKF common shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form/Letter of Transmittal is submitted jointly, each record holder of CKF common shares covered hereby must properly sign this Election Form/Letter of Transmittal in accordance with Instruction 8, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting the joint Election Form/Letter of Transmittal are eligible to do so. 6. Forms of Election Nominees. Any record holder of CKF common shares who is a nominee may submit one or more Election Forms/Letters of Transmittal, indicating thereon a combination of elections covering up to the aggregate number of CKF common shares owned by such record holder. However, upon the request of Kentucky First, such record holder will be required to certify to the satisfaction of Kentucky First that such record holder holds such CKF common shares for purposes of allocating cash and Kentucky First common shares in connection with the Merger. 7. Non-Electing Shares. A holder of CKF common shares will be deemed to have made a “non-election” if the holder: (a) selects No Election in Section 2 of the Election Form/Letter of Transmittal, (b) fails to submit a properly completed and executed Election Form/Letter of Transmittal together with the certificate(s) representing their CKF common shares by the Election Deadline, or (c) revokes a previously submitted Election Form/Letter of Transmittal and withdraws the holder’s certificates. CKF shareholders who are deemed to have made a non-election will receive in exchange for their CKF common shares either all cash, all Kentucky First common shares, or any combination of cash and Kentucky First common shares as shall be determined by Kentucky First or the Exchange Agent, subject to the payment of cash in lieu of the issuance of fractional Kentucky First common shares. Kentucky First or the Exchange Agent will allocate the merger consideration among all non-electing CKF shareholders in a manner that will (a) to comply with the provisions in the Merger Agreement which limit the aggregate amount of stock consideration that may be paid by Kentucky First in the Merger; and (b) satisfy the elections made by the CKF shareholders to the greatest extent possible subject to such overall ratio. 8. Signatures. The signature or signatures on the Election Form/Letter of Transmittal should correspond exactly with the name or names on the face of the certificate(s) unless the CKF common shares have been transferred by the registered holder(s), in which case the signature or signatures on the Election Form/Letter of Transmittal should correspond exactly with the name of the last transferee endorsed on the certificate(s) or indicated on the stock power(s) accompanying the certificate(s). If the Election Form/Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed in Section 1 of the Election Form/Letter of Transmittal, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program. If the Election Form/Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be submitted to the Exchange Agent with the Election Form/Letter of Transmittal. 9. Special Payment or Issuance Instructions. Section 4 of the Election Form/Letter of Transmittal must be completed if checks or certificates representing Kentucky First common shares are to be payable to or registered in any name(s) other than the name(s) that appear on the certificate(s) representing the CKF common shares being submitted with the Election Form/Letter of Transmittal. In addition, the certificate(s) submitted with the Election Form/Letter of Transmittal must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program. It will be a condition to the issuance of any check or certificate representing Kentucky First common shares in any name(s) other than the name(s) in which the surrendered certificate for CKF common shares is registered that the person(s) requesting the issuance of such check or certificate representing Kentucky First common shares either pay to the Exchange Agent any transfer or other taxes required to be paid as a result of such issuance, or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable. 10. Special Delivery Instructions. If checks or certificates representing Kentucky First common shares are to be delivered to a person other than the registered holder(s), or to the registered holder(s) at an address other than that appearing in Section 1 of the Election Form/Letter of Transmittal, please complete Section 5 of the Election Form/Letter of Transmittal. In addition, the signature(s) appearing on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program.

11. Method of Delivery. The method of delivery of the Election Form/Letter of Transmittal and certificates representing CKF common shares and all other required documents is at the option and sole risk of the holder. Delivery of any certificates will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended. 12. Backup Withholding; Substitute Form W-9. Each person surrendering certificates representing CKF common shares to the Exchange Agent is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, which is included in the Election Form/Letter of Transmittal, and to indicate, if appropriate, that such person is not subject to backup withholding. If such person is an individual, the TIN is his or her Social Security number. If the Exchange Agent is not provided with the correct TIN, such person may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, failure to provide the information on the Substitute Form W-9 may subject such person to 28% federal income tax backup withholding on any cash payment to be received pursuant to the Merger. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld or the current rate. The information required in Part III of the Substitute Form W-9 may be completed if such person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part III is checked, and the Exchange Agent is not provided with a TIN by the time of payment of any cash by Kentucky First as part of the merger consideration, backup withholding may result. If CKF common shares are in more than one name or are not in the name of the actual owner, the accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 should be consulted for instructions on which TIN to report. Failure to comply truthfully with the backup withholding requirements may result in the imposition of severe criminal and/or civil fines and penalties. For additional information, please review the accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. The Exchange Agent will send you additional documentation to complete upon receipt of your Election Form/Letter of Transmittal and Affidavit. 13. Lost, Stolen or Destroyed Certificates. If a certificate representing any of your CKF common shares has been lost, stolen or destroyed, the Exchange Agent will deliver the consideration properly payable under the Merger Agreement with respect to the CKF common shares represented by the certificate. Please check the box at the end of Item 1 of the Election Form/Letter of Transmittal, and the Agent will provide you with the necessary Replacement Fee paperwork. 14. Determinations. All questions concerning this Election Form/Letter of Transmittal made by holders of CKF common shares, including questions relating to the effectiveness of any elections or the computation of allocations, will be determined by Kentucky First and/or the Exchange Agent. Kentucky First and/or the Exchange Agent shall have the right, in its sole and absolute discretion, to reject any and all Election Forms/Letters of Transmittal which are not in proper form or to waive any irregularities. Neither Kentucky First nor the Exchange Agent is under any obligation to inform any holder of CKF common shares of any defect in any Election Form/Letter of Transmittal. 15. Questions. If you have any questions regarding the Election Form/Letter of Transmittal, please contact the Exchange Agent at 1- 800-757-5755 or 1-312-427-2953 between 9:00 a.m. and 4:00 p.m. Central Time, Monday through Friday. ADDITIONAL INFORMATION ABOUT THE MERGER You are urged to read the Proxy Statement/Prospectus with respect to the Merger previously mailed to you as it contains important information. Kentucky First has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended for the Kentucky First common shares to be issued to CKF shareholders in the Merger. The Registration Statement contains certain information, exhibits and undertakings that are not contained in the Prospectus/Proxy Statement. In addition, Kentucky First files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You can access both the Registration Statement and such other documents filed by Kentucky First without charge from the web site of the Securities and Exchange Commission at: http://www.sec.gov. Filings by Kentucky First may also be obtained free of charge by requesting them from Kentucky First by writing to or calling Kentucky First at: Kentucky First Federal Bancorp 479 Main Street Hazard, Kentucky Attention: Tony D. Whitaker (502) 223-1638

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: *i.e.*, 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: *i.e.*, 00-0000000. The table below will help determine the number to give the payer.

WHAT NAME AND NUMBER TO GIVE REQUESTOR

For this type of account:	Give Name and SSN of:
1. An individual's account	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5. Sole proprietorship or disregarded entity owned by an individual owner	The owner(3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity(4)
9. Corporation or LLC electing corporate status on Form 8832, or Form 2553	The corporation
10. Association, club, religious, charitable, educational or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnership* on page 1.

* Grantor must also provide a Form W-9 to trustee of trust.

Note: If no name is circled where there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 Page 2 Obtaining a Number If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5 (Application for a Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number. Payees and Payments Exempt from Backup Withholding Payees specifically exempted from backup withholding on ALL payments include the following: K An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement plan. K The United States or any agency or instrumentality thereof. K A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof. K A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof. K An international organization or any agency, or instrumentality thereof. Other payees that may be exempt from backup withholding include: K A corporation. K A financial institution. K A registered dealer in securities or commodities registered in the United States or a possession of the United States. K A real estate investment trust. K A common trust fund operated by a bank under section 584(a) of the Code. K An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code. K An entity registered at all times under the Investment Company Act of 1940. K A foreign central bank of issue. Payments of dividends and patronage dividends not generally subject to backup withholding include the following: K Payments to nonresident aliens subject to withholding under section 1441 of the Code. K Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident alien partner. K Payments of patronage dividends where the amount received is not paid in money. K Payments made by certain foreign organizations. Payments of interest not generally subject to backup withholding include the following: K Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer. K Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code). K Payments described in section 6049(b)(5) of the Code to non-resident aliens. K Payments on tax-free covenant bonds under section 1451 of the Code. K Payments made by certain foreign organizations. Exempt payees described above must file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX INDICATING YOU ARE AN EXEMPT PAYEE, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS). Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6045, and 6050A of the Code. Privacy Act Notice. – Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply. Penalties (1) Penalty for Failure to Furnish Taxpayer Identification Number. – If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. (2) Civil Penalty for False Information with Respect to Withholding. – If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. (3) Criminal Penalty for Falsifying Information. – Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.